SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 20, 2001

VENTRO CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-26811	77-0465496
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(IRS Employer Identification No.)

1500 Plymouth Street Mountain View, CA	94043

(Address of Principal Executive Offices)	(Zip Code)

(650) 567-8900

(Registrant telephone number, including area code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

ITEM 9. Regulation FD Disclosure.
SIGNATURES
EXHIBIT INDEX
EXHIBIT 99.1

ITEM 9. Regulation FD Disclosure.

     Ventro Corporation (the “Company”) has prepared a presentation that will be made to investors at a series of meetings during August, 2001 and from time to time thereafter. A copy of the presentation is attached to this report as Exhibit 99.1 and is incorporated by reference herein. Pursuant to the rules of the Securities and Exchange Commission, the information contained in this report (including the exhibit) shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended, and will not be incorporated by reference into any filing by the Company under such Act or the Securities Act of 1933, as amended.

     Statements in this document (including the exhibit), other than statements of historical information, are forward-looking statements that are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements, as well as other oral and written forward-looking statements made by or on behalf of the Company from time to time, including statements contained in the Company’s filings with the Securities and Exchange Commission and its reports to shareholders, involve known and unknown risks and other factors which may cause the Company’s actual results in future periods to differ materially from those expressed in any forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to: (i) the recent substantial change in our business model; (ii) our ability to integrate the operations and personnel of NexPrise; (iii) our ability to develop a viable technology and service offering; (iv) our ability to retain current customers and secure new customers in a number of industries; (v) our need to reduce operating expenses; (vi) our history of significant operating losses and negative cash flow; (vii) the risk that our common stock could be delisted from the Nasdaq National Market; (viii) the risks associated with litigation pending against us brought by shareholders and bondholders, as well as other factors discussed in detail in the Company’s filings with the Securities and Exchange Commission. The Company’s filings are available from the Securities and Exchange Commission or may be obtained upon request from the Company. Any such forward-looking statement is qualified by reference to these risks and factors. The Company cautions that these risks and factors are not exclusive. The Company does not undertake to update any forward-looking statement that may be made from time to time by or on behalf of the Company except as required by law.

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: August 20, 2001

VENTRO CORPORATION

By:	/s/ David Perry

	Name: Title:	David P. Perry Chief Executive Officer and Director

EXHIBIT INDEX

Exhibit
No.	Description

99.1	Presentation for investor meetings during August, 2001 and from time to time thereafter